Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit XX.X shall have the meanings ascribed to them in the Current Report on Form 8-K (this “Report”) filed with the Securities and Exchange Commission (the “SEC”) on January XX, 2022 and, if not defined in this Report, the final prospectus and definitive proxy statement dated December 23, 2021, filed by Gelesis Holdings Inc. (formerly known as Capstar Special Purpose Acquisition Corp.) prior to the consummation of the Transactions (the “Proxy Statement/Prospectus”). Unless the context otherwise requires, all references in this section to “New Gelesis” refer to CPSR and its wholly-owned subsidiaries after giving effect to the Transactions.

Introduction

Gelesis, Inc. was incorporated on February 15, 2006 as a Delaware corporation and is a biotherapeutics company built for consumer engagement and focused on advancing first-in-class superabsorbent hydrogel therapeutics for chronic gastrointestinal diseases.

Capstar Special Purpose Acquisition Corp. is a special purpose acquisition corporation incorporated on February 14, 2020 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

The following unaudited pro forma condensed combined balance sheet of Gelesis, Inc. (“Gelesis”) and Capstar Special Purpose Acquisition Corp. (“CPSR”) as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months ended September 30, 2021 and the period ended December 31, 2020 present the combination of the financial information of Gelesis and CPSR after giving effect to the Business Combination, PIPE Financing, Bridge Financing, Backstop Agreement and related adjustments described in the accompanying notes referred to herein as the “Transactions”. Gelesis and CPSR are collectively referred to herein as the “Companies” and the Companies, subsequent to the Business Combination, are referred to herein as “New Gelesis”.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical unaudited condensed consolidated balance sheet of Gelesis with the historical unaudited condensed consolidated balance sheet of CPSR, as restated, on a pro forma basis as if the Transactions had been consummated on September 30, 2021. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the nine months ended September 30, 2021 combines the historical unaudited condensed consolidated statement of operations and consolidated statement of comprehensive loss of Gelesis for the nine months ended September 30, 2021 and the historical unaudited condensed consolidated statement of operations of CPSR for the nine months ended September 30, 2021, as restated, giving effect to the Transactions as if they had been consummated on February 14, 2020 (inception of CPSR). The unaudited pro forma condensed combined statement of operations for the period ended December 31, 2020 combines the historical audited consolidated statement of operations and audited consolidated statement of comprehensive loss for the period ended December 31, 2020 of Gelesis, with the historical audited statement of operations, as restated, of CPSR for the for the period from February 14, 2020 (inception) through December 31, 2020, as restated, giving effect to the Transactions as if they had been consummated on February 14, 2020.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not necessarily reflect what New Gelesis’ financial condition or results of operations would have been had the Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the merged entities. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. New Gelesis’ results of operations and actual financial position may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements, the Unaudited Interim Condensed Consolidated Financial Statements of Gelesis and related notes, the Audited Consolidated Financial Statements of Gelesis and related notes, the Unaudited Condensed Consolidated Financial Statements of CPSR and related notes, the Audited Financial Statements of CPSR and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Gelesis” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CPSR” and other financial information included in the Proxy Statement/Prospectus.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in connection with the Transactions. Gelesis will be the accounting acquirer based on evaluation of the following facts and circumstances:

•	The former owners of Gelesis will hold a majority in New Gelesis;

•	Gelesis and its former owners will have the ability to appoint a majority of the board of directors of New Gelesis;

•	Gelesis’ existing management will comprise the management of New Gelesis; and

•	The operations of New Gelesis will represent the operations of Gelesis.

Gelesis will be the predecessor entity to New Gelesis based on the same considerations listed above. Under this method of accounting, CPSR will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Gelesis issuing stock for the net assets of CPSR, accompanied by a recapitalization. The net assets of CPSR will be stated at historical cost, with no goodwill or other intangible assets recorded in connection with the Transactions. Operations prior to the reverse recapitalization will be those of Gelesis.

Description of the Transactions

Pursuant to the Business Combination Agreement dated July 19, 2021, CPSR, CPSR Gelesis Merger Sub, Inc., a wholly-owned Subsidiary of CPSR (“Merger Sub”), and Gelesis consummated the Business Combination on January 13, 2022. Upon Closing, Merger Sub merged with and into Gelesis (the “Merger”), with Gelesis surviving the merger as a wholly owned subsidiary of CPSR. At the Effective Time, by virtue of the Business Combination and without any action on the part of CPSR, Merger Sub, Gelesis or the holders of any of Gelesis’ securities:

•	the CPSR Sponsor forfeited 1,983,750 shares of CPSR Class B Common Stock held by the CPSR Sponsor (the “Forfeited Sponsor Shares”) to CPSR immediately prior to Closing and a corresponding number of additional shares of CPSR Class A Common Stock were issued to the Backstop Purchasers.

•	each share of CPSR Class A Common Stock and CPSR Class B Common Stock issued and outstanding immediately prior to the Effective Time converted into one share of New Gelesis Common Stock;

•	each share of Gelesis Common Stock and Preferred Stock outstanding as of immediately prior to the Effective Time was converted into a right to receive shares of New Gelesis Common Stock;

•	each share of capital stock of Merger Sub issued and outstanding as of immediately prior to the Effective Time was converted into one share of New Gelesis Common Stock;

•	all Gelesis Options were assumed by New Gelesis and thereafter are settleable or exercisable for shares of New Gelesis Common Stock;

•	all Gelesis Warrants were exchanged for comparable warrants to purchase shares of New Gelesis Common Stock; and

•	CPSR was renamed “Gelesis Holdings, Inc.” and the directors and officers of Gelesis immediately prior to the close of the Business Combination became the directors and officers of New Gelesis.

Earnout Shares

In addition, each holder of Gelesis Common Stock, Gelesis Options and Gelesis Warrants will receive its pro rata portion of 23,483,250 restricted Earnout Shares of New Gelesis Common Stock, which will be issued and vest in equal thirds if the trading price of New Gelesis Common Stock is greater than or equal to $12.50, $15.00 and $17.50, respectively, for any twenty (20) trading days within any thirty (30)-trading day period on or prior to the date that is five years following the Closing (the “Earnout Period”) and will also vest in connection with any Change of Control Transaction with respect to New Gelesis if the applicable thresholds are met in such Change of Control Transaction during the Earn Out Period (each a “Triggering Event”). The market value of the shares to be issued could vary significantly from the market value of the shares as of the date of the Proxy Statement/Prospectus.

PIPE Financing

In connection with the foregoing and concurrently with the execution of the Business Combination Agreement, CPSR entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors subscribed for and purchased an aggregate of 9,000,000 shares of CPSR Class A Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $90.0 million. The PIPE Financing closed concurrently with the closing of the Business Combination.

Bridge Financing

On December 13, 2021, Gelesis entered into a bridge financing arrangement (the “Bridge Financing”), executing convertible promissory note agreements with two existing investors in the aggregate amount of $27.0 million. These convertible promissory notes bear interest at 10.0% and were settled in cash for the principal plus accrued interest by the third business day following the closing of the Business Combination.

Backstop Agreement

Pursuant to the Backstop Agreement dated December 30, 2021 (the “Backstop Agreement”), between CPSR and the purchasers party thereto (the “Backstop Purchasers”), the Backstop Purchasers purchased an aggregate of 744,217 shares of CPSR Class A Common Stock immediately prior to Closing for an aggregate purchase price of $7.4 million (the “Backstop Purchase Shares”). In addition, subject to the terms and conditions of the Backstop Agreement, at the closing of the sale of the shares of CPSR Class A Common Stock purchased by the Backstop Purchasers, CPSR issued to the Backstop Purchasers an additional 1,983,750 shares of CPSR Class A Common Stock, equal to the Forfeited Sponsor Shares (the “Backstop Sponsor Shares”).

The following represents the aggregate Business Combination consideration paid to Gelesis Equityholders upon the consummation of the Business Combination:

(in thousands)	Purchase price	Shares Issued
Share consideration to Gelesis (a)(b)(c)	$675,000,000	67,490,310

a)	The value of common stock issued to Gelesis included in the consideration is reflected at $10.00 per share (with no fractional shares) as defined in the Business Combination Agreement.
b)	The total 67,490,310 consideration shares issued for all outstanding Gelesis common and preferred stock, includes unexercised vested stock options and warrants to purchase 9,485,972 and 3,189,491 shares of New Gelesis Common Stock, respectively.
c)	Amount excludes the issuance of 23,482,845 Earnout Shares to certain eligible Gelesis equityholders as a result of New Gelesis satisfying certain conditions described above within the Earnout Period.

The following summarizes the unaudited pro forma common stock shares outstanding immediately after giving effect to the consummation of the Transactions:

	Common Stock Outstanding
	Shares	%
CPSR Public Stockholders	755,223	1.0%
CPSR Sponsor	4,916,250	6.8%
Total CPSR	5,671,473	7.9%
Gelesis Stockholders(a)	54,814,847	75.9%
PIPE Investors	9,000,000	12.5%
Backstop Sponsor Shares	1,983,750	2.7%
Backstop Purchase Shares	744,217	1.0%
Total Shares at Closing	72,214,287	100.0%
Gelesis - Remaining Consideration Shares(a)(b)	12,675,463
Total Shares at Closing (including certain Gelesis shares)	84,889,750

a)	Total consideration issued to Gelesis is $675.0 million or 67,490,310 shares ($10 per share price with no fractional shares). The total shares issued includes Gelesis common and preferred stock plus unexercised vested stock options and warrants to purchase common stock. Accordingly, the consideration shares outstanding in the above table has been adjusted to exclude the portion of consideration shares that will be unissued at Closing. The Gelesis - Remaining Consideration Shares reflect a conversion ratio of 2.59.
b)	Amount excludes the issuance of 23,482,845 Earnout Shares to certain eligible Gelesis equityholders as a result of New Gelesis satisfying certain performance conditions described above within the Earnout Period.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months ended September 30, 2021 and period ended December 31, 2020 are based on the historical financial statements of CPSR and Gelesis. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in thousands)

			Transaction			Pro Forma
	Historical		Accounting			Condensed
	Gelesis	CPSR	Adjustments			Combined
Assets
Current assets:
Cash and cash equivalents	$32,022	$305	$69,755	3	(a)	$102,082
Accounts receivable	184	—	—			184
Grants receivable	8,792	—	—			8,792
Inventories	9,444	—	—			9,444
Prepaid expenses	—	40	—			40
Prepaid expenses and other current assets	12,347	—	(2,827)	3	(d)	9,520
Total current assets	62,789	345	66,928			130,062
Property and equipment, net	58,144	—	—			58,144
Operating lease right-of-use assets	2,023	—	—			2,023
Intangible assets, net	16,247	—	—			16,247
Cash and marketable securities held in Trust Account	—	276,179	(276,179)	3	(a)	—
Other assets	9,051	—	—			9,051
Total assets	$148,254	$276,524	$(209,251)			$215,527
Liabilities, Redeemable Convertible Preferred Stock and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable	$10,675	$—	$(248)	3	(d)	$10,427
Accrued expenses and other current liabilities	20,312	—	(359)	3	(d)	19,953
Accounts payable and accrued expenses	—	2,760	(2,760)	3	(a)	—
Operating lease liabilities	474	—	—			474
Deferred income	34,193	—	—			34,193
Warrant liabilities	17,457	—	(17,457)			—
Notes payable	1,419	—	—	3	(a)	1,419
Total current liabilities	84,530	2,760	(20,824)			66,466
Deferred underwriting commissions	—	9,660	(9,660)	3(a), 3(b)		—
Operating lease liabilities	1,592	—	—			1,592
Notes payable	36,394	—	—			36,394
Deferred income	8,711	—	—			8,711
Warrant liabilities	-	32,386	(12,006)	3	(b)	20,380
Other long-term liabilities	5,202	—	—			5,202
Earnout liability	—	—	161,951	3	(b)	161,951
Total liabilities	136,429	44,806	119,461			300,696

Noncontrolling interest	12,021	—	—			12,021

Series A-1 redeemable convertible preferred stock	7,113	—	(7,113)	3	(b)	—
Series A-2 redeemable convertible preferred stock	3,033	—	(3,033)	3	(b)	—
Series A-3 redeemable convertible preferred stock	7,460	—	(7,460)	3	(b)	—
Series A-4 redeemable convertible preferred stock	2,602	—	(2,602)	3	(b)	—
Series A-5 redeemable convertible preferred stock	49,151	—	(49,151)	3	(b)	—
Series Growth redeemable convertible preferred stock	63,381	—	(63,381)	3	(b)	—
Series 2 Growth redeemable convertible preferred stock	59,223	—	(59,223)	3	(b)	—
Series 3 Growth redeemable convertible preferred stock	164,733	—	(164,733)	3	(b)	—
Common stock subject to redemption	—	276,029	(276,029)	3	(b)	—
Stockholders’ Equity
Preferred stock	—	—	—			—
Common stock	1	—	(1)	3	(b)	—
Common stock - Class A	—	—	7	3	(b)	7
Common stock - Class B	—	1	(1)	3	(b)	—
Additional paid-in capital	(111,141)	-	293,137	3	(b)	181,996
Accumulated other comprehensive income	372	—	—			372
Accumulated deficit	(246,124)	(44,312)	10,871	3(b), 3(c)		(279,565)
Total stockholders' equity (deficit)	(356,892)	(44,311)	304,013			(97,190)
Total liabilities, noncontrolling interest, redeemable convertible preferred stock and stockholders’ equity (deficit)	$148,254	$276,524	$(209,251)			$215,527

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND
COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except share data)

			Transaction			Pro Forma
	Historical		Accounting			Condensed
	Gelesis	CPSR	Adjustments			Combined
Product revenue, net	$8,293	$—	$—			$8,293
Total revenue, net	8,293	—	—			8,293
Operating expenses:
Costs of goods sold	7,584	—	—			7,584
Selling, general and administrative	50,642		4,040	4(a), 4(b)		54,682
Research and development	13,206	—	571	4	(b)	13,777
Amortization of intangible assets	1,700	—	—			1,700
General and administrative expenses		1,518	(1,518)	4	(a)	—
Operating expenses	73,132	1,518	(947)			77,743
Loss from operations	(64,839)	(1,518)	947			(69,450)
Other income (expense):
Change in the fair value of warrants	(9,282)	(2,284)	1,830	4	(c)	(9,736)
Interest earned on investments held in Trust Account	—	143	(143)	4	(d)	—
Unrealized gain on marketable securities held in Trust Account	—	2	(2)	4	(d)	—
Interest expense, net	(949)	—	—			(949)
Interest income	—	—	—			—
Other income, net	1,032		—			1,032
Loss before income taxes	(74,038)	(3,657)	2,632			(79,103)
Provision for income taxes	17		—			17
Net loss	(74,055)	(3,657)	2,632			(79,120)
Other comprehensive loss:
Foreign currency translation adjustment	(566)	—	—			(566)
Total other comprehensive loss	(566)	—	—			(566)
Comprehensive loss	$(74,621)	$(3,657)	$2,632			$(79,686)

Weighted average shares outstanding, Common stock	2,161,848					72,214,287
Basic and diluted net loss per share, Common stock	$(98.79)					$(1.10)
Weighted average shares outstanding, Class A Common stock		27,600,000
Basic and diluted net loss per share, Class A Common stock		$(0.11)
Weighted average shares outstanding, Class B Common stock		6,900,000
Basic and diluted net loss per share, Class B Common stock		$(0.11)

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE PERIOD ENDED DECEMBER 31, 2020

(in thousands, except share data)

	Historical
	Gelesis	CPSR	Transaction Accounting Adjustments			Pro Forma Condensed Combined
Product revenue, net	$2,708	$—	$—			$2,708
Licensing revenue from related party	18,734	—	—			18,734
Total revenue, net	21,442	—	—			21,442
Operating expenses:
Costs of goods sold	2,414	—	—			2,414
Selling, general and administrative	28,870	—	30,642	5(a), 5(b), 5(c)		59,512
Research and development	16,115	—	14,332	5	(b)	30,447
Amortization of intangible assets	2,267	—	—			2,267
General and administrative expenses	—	2,426	(2,426)	5	(a)	—
Operating expenses	49,666	2,426	44,974			94,640
Loss from operations	(28,224)	(2,426)	(44,974)			(73,198)
Other income (expense):
Change in the fair value of warrants	(1,466)	(12,406)	9,470	5	(d)	(4,402)
Change in fair value of tranche rights liability	256	—	—			256
Interest earned on investments held in Trust Account	—	201	(201)	5	(e)	—
Unrealized gain on marketable securities held in Trust Account	—	8	(8)	5	(e)	—
Transaction costs incurred in connection with warrant liability	—	(672)	—			(672)
Interest expense, net	(432)	—	—			(432)
Interest income	—	—	—			—
Other income, net	6,000	—	—			6,000
Loss before income taxes	(23,866)	(15,295)	(35,713)			(72,448)
Provision for income taxes	2,039	—	—			2,039
Net loss	(25,905)	(15,295)	(35,713)			(74,487)
Other comprehensive income (loss):
Foreign currency translation adjustment	828	—	—			828
Unrealized loss on marketable securities	(1)	—	—			(1)
Total other comprehensive income	827	—	—			827
Comprehensive loss	$(25,078)	$(15,295)	$(35,713)			$(73,660)

Weighted average shares outstanding, Common stock	2,149,182					72,214,287
Basic and diluted net loss per share, Common stock	$(17.61)					$(1.03)
Weighted average shares outstanding, Class A Common stock		15,758,710
Basic and diluted net loss per share, Class A Common stock		$(0.69)
Weighted average shares outstanding, Class B Common stock		6,513,871
Basic and diluted net loss per share, Class B Common stock		$(0.69)

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Under this method of accounting, Gelesis has been treated as the accounting acquirer, while CPSR has been treated as the accounting acquiree for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Gelesis issuing shares for the net assets of CPSR, accompanied by a recapitalization. The net assets of CPSR will be stated at historical costs. No goodwill or other intangible assets will be recorded in conjunction with the Transactions.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Transactions as if they had occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months ended September 30, 2021 and the period ended December 31, 2020 give effect to the Transactions as if they had occurred on February 14, 2020 (inception).

The unaudited pro forma condensed combined balance Sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Gelesis’ unaudited condensed consolidated balance sheet as of September 30, 2021 and the related notes, included in the Proxy Statement/Prospectus; and

•	CPSR’s unaudited condensed consolidated balance sheet as of September 30, 2021, as restated, and the related notes, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations and comprehensive loss for the nine months ended September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Gelesis’ unaudited condensed consolidated statement of operations and unaudited condensed consolidated statement of comprehensive loss for the nine months ended September 30, 2021 and the related notes, included in the Proxy Statement/Prospectus; and

•	CPSR’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2021, as restated, and the related notes, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations and comprehensive for the period ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Gelesis’ audited consolidated statement of operations and audited consolidated statement of comprehensive loss for the period ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus; and

•	CPSR’s audited statement of operations for the period from February 14, 2020 (inception) through December 31, 2020, as restated, and the related notes, included in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of the Proxy Statement/Prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). New Gelesis has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. As such, the unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the unaudited pro forma adjustments and it is possible the difference may be material. Management believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the unaudited pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Gelesis. They should be read in conjunction with the historical financial statements and notes thereto of CPSR and Gelesis.

2.       Accounting Policies

Upon completion of the Transactions, management will perform a comprehensive review of CPSR’s and Gelesis’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Gelesis. Based on its initial review, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

a)      Represents the impact of the Transactions on the cash balance of New Gelesis. The table below represents the sources and uses of funds as it relates to the Transactions:

(in thousands)	Note	Pro Forma Cash
Proceeds from Bridge Financing	(1)	$27,000
CPSR cash held in Trust Account	(2)	276,179
Payment to redeeming CPSR Stockholders	(3)	(268,448)
Payment of transaction costs related to the Transactions	(4)	(25,287)
CPSR deferred underwriting commissions	(5)	(7,558)
CPSR historical accounts payable and accrued expenses (excluding accrued transaction costs related to the Transactions)	(6)	(810)
PIPE Financing	(7)	90,000
Payment of PIPE Financing transaction costs	(8)	(1,763)
Proceeds from sale of Backstop Purchase Shares	(9)	7,442
Repayment of Bridge Financing	(10)	(27,000)
Total excess cash to balance sheet from the Transactions		$69,755

(1)      Reflects the receipt of the Bridge Financing received on December 13, 2021.

(2)      Reflects the amount of the restricted investments and cash held in the Trust Account prior to the consummation of the Business Combination.

(3)      Reflects the redemption of 26,844,777 shares of CPSR Class A common stock with a par value of $0.0001 per share that were redeemed at a per share redemption price of $10.00.

(4)      Represents payment of the estimated transaction costs related to the Transactions. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital for transaction costs deemed direct and incremental to the Transactions and a corresponding decrease in accumulated deficit for transaction costs deemed not to be direct and incremental to the Transactions.

(5)      Represents the cash settlement of the deferred underwriting commissions incurred during CPSR’s initial public offering in February 2020.

(6)      Represents payment of historical CPSR accounts payable and accrued expenses upon Closing.

(7)      Represents the proceeds of $90.0 million from the issuance of 9,000,000 shares of CPSR Class A Common Stock pursuant to the PIPE Financing based on commitments received. The net amount has been allocated to Class A Common Stock and additional paid-in capital using a par value of $0.0001 per share.

(8)      Represents payment of the estimated PIPE Financing transaction costs. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital.

(9)      Represents the proceeds of $7.4 million from the issuance of 744,217 Backstop Purchase Shares. The net amount has been allocated to Class A Common Stock and additional paid-in capital using a par value of $0.0001 per share.

(10)    Represents repayment of Bridge Financing by the third business day following the closing of the Business Combination.

b)      The following table represents the impact of the Transactions on New Gelesis’ additional paid-in capital after giving effect to all redemptions by CPSR stockholders:

(in thousands)	Note	Adjustment to Additional Paid-In Capital
Reclassification of historical redeemable stock of CPSR to common stock	(1)	$276,028
Payment to redeeming CPSR Stockholders	(2)	(268,446)
Par value of consideration shares issued for all outstanding Gelesis common and preferred stock	(3)	(4)
Elimination of historical redeemable convertible preferred stock of Gelesis	(4)	356,696
Elimination of historical accumulated deficit of CPSR	(5)	(44,312)
Payment of transaction costs direct and incremental to the Transactions	(6)	(21,560)
Reclassification of CPSR public warrants	(7)	12,006
Reclassification of Gelesis liability-classified warrants	(8)	17,457
PIPE Financing net of the estimated transaction costs	(9)	88,236
Recognition of liability related to Earnout Shares issuable to holders of Gelesis common stock	(10)	(161,951)
Recognition of share-based compensation expense related to the Earnout Shares issuable to holders of Vested Equity Awards	(11)	29,444
Backstop Purchase Shares	(12)	7,441
Reconcilation of CPSR deferred underwriting commissions to actual cash paid	(13)	2,102
Pro forma additional paid-in capital adjustment		$293,137

(1)	Reflects the reclassification of Class A Common Stock subject to possible redemption to permanent equity at $0.0001 par value.
(2)	Reflects the redemption of 26,844,777 shares of CPSR Class A common stock with a par value of $0.0001 per share that were redeemed at a per share redemption price of $10.00.
(3)	Reflects the $0.0001 par value impact on additional paid in capital pursuant to the 54,814,847 consideration shares issued for Gelesis common and preferred stock. This amount is based on outstanding shares as of immediately after the Transactions and the exchange ratio of 2.59 at Closing. The adjustment excludes 12,675,463 Gelesis consideration shares that will be issued upon the occurrence of future events (i.e., exercise of stock options and warrants).
(4)	Reflects the automatic conversion of all outstanding shares of Gelesis redeemable convertible preferred stock immediately prior to Closing. The adjustment reflects the derecognition of the carrying value of Gelesis redeemable convertible preferred stock of $356.7 million with the offset allocated to Class A Common Stock and additional paid-in capital using $0.0001 par value per share.
(5)	Reflects the elimination of the accumulated deficit of CPSR, the accounting acquiree.
(6)	Reflects payment of the estimated transaction costs that are considered direct and incremental to the Transactions.
(7)	Reflects the reclassification of 7,520,000 Public Warrants from liability to equity upon Closing. Gelesis has preliminarily evaluated the accounting for CPSR’s Public and Private Placement Warrants for New Gelesis under ASC Topic 480 and ASC Topic 815. The Public Warrants qualify as equity instruments under ASC Subtopic 815-40 after considering among other factors that after the Business Combination, New Gelesis has a single-class equity structure. Separately, the Private Placement Warrants will continue to be accounted for as a liability under ASC Subtopic 815-40.
(8)	Reflects the reclassification of historical Gelesis warrants from liability to equity upon Closing.
(9)	Reflects the issuance of 9,000,000 shares pursuant to PIPE Financing, net of estimated transaction costs.
(10)	Reflects recognition of the approximately 18,758,241 Earnout Shares issuable to holders of Gelesis Common Stock which are not indexed to New Gelesis’ stock pursuant to ASC Subtopic 815-40 as of Closing. Therefore, such amount is classified as a liability in the unaudited pro forma condensed combined balance sheet and recognized at its preliminary estimated fair value. The earnout liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value will be recognized in New Gelesis’ statement of operations within other income/expense. Refer to Note 6 – Earnout Shares for additional information.
(11)	Reflects the preliminary estimated fair value of the incremental compensation provided to holders of vested Gelesis Options (the “Vested Equity Awards”) who are granted the approximately 3,410,454 Earnout Shares pursuant to the Business Combination Agreement. There are no future service requirements related to such Earnout Shares; however, these Earnout Shares represent compensation under ASC Topic 718. Refer to Note 6 – Earnout Shares for additional information.

(12)	Reflects the issuance of 744,217 Backstop Purchase Shares.
(13)	Settlement of the deferred underwriting commissions incurred during CPSR’s initial public offering was limited to the balance remaining in the Trust Account after redemptions. As such, the deferred underwriting commissions of $9.7 million was settled with a cash payment of $7.6 million and the $2.1 million offset was applied to additional paid-in capital.

c)      Adjustment includes the payment of $5.9 million for estimated transaction costs that are not considered direct and incremental to the Transactions.

d)      Reflects elimination of deferred transaction costs of $2.8 million incurred as of September 30, 2021, of which $0.5 million was unpaid.

4.	Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for the Nine Months Ended September 30, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations and comprehensive loss for the nine months ended September 30, 2021 are as follows:

a)	Reflects reclassification of historical CPSR formation and operating costs to general and administrative expenses of New Gelesis. This is a non-recurring item.

b)	In addition to the 3,410,454 Earnout Shares issuable to holders of Vested Equity Awards discussed in adjustment 3(b)(10), 1,314,150 Earnout Shares are issuable to holders of unvested Gelesis Options and (the “Unvested Equity Awards,” and together with the Vested Equity Awards the “Underlying Equity Awards”). Pursuant to the Business Combination Agreement, Earnout Shares received by holders of Unvested Equity Awards will be held back by New Gelesis. Forfeiture of the underlying Unvested Equity Award results in forfeiture of the right to receive the associated Earnout Shares. Management determined the Earnout Shares issuable to holders of both Unvested Equity Awards and Vested Equity Awards represent stock compensation under ASC Topic 718 as they are issued in proportion to the Underlying Equity Awards, which themselves represent stock compensation under ASC Topic 718. In the case of Earnout Shares issuable to holders of Unvested Equity Awards, recipients are required to provide services to New Gelesis in order to vest in such Earnout Shares. Both the grant and service inception dates are assumed to be the date of Closing, which for purposes of the unaudited pro forma condensed combined statements of operations is February 14, 2020 (inception). Additionally, the awards are assumed to be equity classified.

Due to the post-combination service required by holders of Unvested Equity Awards, the preliminary estimated fair value of the associated Earnout Shares is recognized over the remaining requisite service period of the respective holder’s underlying stock option grant. On a pro forma basis, as of September 30, 2021, there was approximately $1.1 million of total unrecognized compensation cost related to the Earnout Shares associated with Unvested Equity Awards. The adjustment includes the recognition of approximately $3.1 million of share-based compensation expense associated with Earnout Shares issuable to holders of Unvested Equity Awards for the nine months ended September 30, 2021, of which $2.5 million and $0.6 million was recognized as selling, general, administrative expense and research and development expense, respectively, based on the holder’s employment classification. Refer to Note 6 – Earnout Shares for additional information.

c)	Reflects elimination of the change in fair value of the CPSR Public Warrants was reclassed to equity upon Closing. This is a non-recurring item.

d)	Reflects elimination of interest income and unrealized gains earned on the Trust Account. This is a non-recurring item.

5.	Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss for the Period Ended December 31, 2020

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations and comprehensive loss for the period ended December 31, 2020 are as follows:

a)	Reflects reclassification of historical CPSR formation and operating costs to general and administrative expenses of New Gelesis. This is a non-recurring item.

b)	In connection with the Unvested Equity Awards noted in adjustment 4(b), the adjustment includes the recognition of approximately $7.2 million of share-based compensation expense associated with Earnout Shares issuable to holders of Unvested Equity Awards for the period ended December 31, 2020, of which $4.7 million and $2.5 million was recognized as selling, general, administrative expense and research and development expense, respectively, based on the holder’s employment classification. On a pro forma basis, as of December 31, 2020, there was approximately $4.2 million of total unrecognized compensation cost related to the Earnout Shares associated with Unvested Equity Awards.

The preliminary estimated fair value of the Earnout Shares issuable to holders of Vested Equity Awards of $29.4 million is reflected as a one-time compensation charge at Closing, of which $17.5 million and $11.9 million was recognized as selling, general, administrative expense and research and development expense, respectively, based on the holder’s employment classification, as such holders’ right to these Earnout Shares is not contingent upon provision of future service. The one-time compensation charge associated with the Earnout Shares underlying the Vested Equity Awards is a non-recurring item. Refer to Note 6 – Earnout Shares for additional information.

c)	Represents payment of $5.9 million of estimated transaction costs that are not considered direct and incremental to the Transactions as if incurred on February 14, 2020 (inception), the date the Transactions were deemed to have occurred for purposes of the unaudited pro forma condensed combined statements of operations and comprehensive loss. This is a non-recurring item.

d)      Reflects elimination of the change in fair value of the CPSR Public Warrants which will be reclassed to equity upon Closing. This is a non-recurring item.

e)      Reflects elimination of interest income and unrealized gains earned on the Trust Account. This is a non-recurring item.

6.	Earnout Shares

The Earnout Shares, other than those associated with Underlying Equity Awards, which include events that are not indexed to the New Gelesis’ common stock, will be accounted for as liabilities that are earned upon achieving the Triggering Events (as defined in the Business Combination Agreement). The preliminary estimated fair value of the Earnout Shares, other than those associated with the Underlying Equity Awards, is approximately $162.0 million; the preliminary estimated fair value of the Earnout Shares associated with the Underlying Equity Awards is approximately $40.8 million.

The preliminary estimated fair value of the Earnout Shares was determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a daily basis over the five-year Earnout Period. The preliminary estimated fair value of the Earnout Shares was determined using the most reliable information available. Assumptions used in the preliminary valuation, which are subject to change at Closing, were as follows:

Current stock price: the current stock price was set at $10 per share, the assumed value per share of New Gelesis common stock used in the Proxy Statement/Prospectus.

Expected term: the expected term is the five-year term of the Earnout Period.

Expected volatility: the volatility rate was determined using an average of historical volatilities over the expected term of selected industry peers deemed comparable to Gelesis.

Expected dividend yield: the expected dividend yield is zero as it is not expected New Gelesis will declare dividends on common stock during the expected term.

The classification of the Earnout Shares is re-assessed at the end of each reporting period. In periods where the Earnout Shares remain liability classified, New Gelesis will re-measure them at fair value using a Monte Carlo simulation valuation model with changes in fair value reflected on the statement of operations at each reporting period.

The following table summarizes the total potential statement of operations impact over the five-year Earnout Period assuming the following scenarios:

(in thousands)	Total potential (gain)/loss to be recognized from change in fair value of earnout liability
None of the earnout tranches are triggered[1]	$(161,951)
Only the $12.50 earnout tranche is triggered[2]	(83,792)
Both of the $12.50 and $15.00 earnout tranches are triggered[3]	10,000
All of the earnout tranches are triggered	$119,423

1	Assumes the reversal of the entire initial liability recorded associated with the Earnout Shares

2	Assumes the recognition of additional expense related to the increase in fair value related to the $12.50 earnout tranche, net of the reversal of the initial liability recorded associated with the $15.00 earnout tranche and the $17.50 earnout tranche

3	Assumes the recognition of additional expense related to the increase in fair value related to the $12.50 earnout tranche, net of the $15.00 earnout tranche, and the reversal of the initial liability recorded associated with the $17.50 earnout tranche

7.	Net Loss Per Share

As the Transactions have been reflected as if they occurred on February 14, 2020 (inception), the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes the shares issuable in connection with the Transactions had been outstanding as of such date. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Pro forma basic and diluted net loss per share for the nine months ended September 30, 2021 and the period ended December 31, 2020 are calculated as follows:

(in thousands, except share and per share amounts)	Nine Months Ended September 30, 2021	Period Ended December 31, 2020
Pro forma net loss	$(79,120)	$(74,487)
Pro forma weighted average shares outstanding-basic and diluted	72,214,287	72,214,287
Pro forma net loss per share-basic and diluted	$(1.10)	$(1.03)
Pro forma weighted average shares outstanding-basic and diluted
CPSR public stockholders	755,223	755,223
CPSR Sponsor	4,916,250	4,916,250
Total	5,671,473	5,671,473
Gelesis(a)(b)	54,814,847	54,814,847
PIPE Investors	9,000,000	9,000,000
Backstop Sponsor Shares	1,983,750	1,983,750
Backstop Purchase Shares	744,217	744,217
Pro forma weighted average shares outstanding-basic and diluted(c)	72,214,287	72,214,287

a)	Excludes 12,675,463 Gelesis consideration shares that will be issued upon the occurrence of future events (i.e., exercise of stock options and warrants). Total consideration to be issued to Gelesis is $675.0 million or 67,490,310 shares ($10 per share price with no fractional shares issued). The total shares to be issued includes all issued and outstanding Gelesis common and preferred stock plus shares underlying unexercised vested stock options and warrants. Accordingly, the weighted average pro forma shares outstanding at close has been adjusted to exclude the portion of consideration shares that were unexercised at Closing.

b)	Amount excludes the issuance of 23,482,845 Earnout Shares to certain eligible Gelesis equityholders as a result of New Gelesis satisfying certain conditions described above within the Earnout Period.

c)	For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all Gelesis stock options are exchanged for common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share. Shares underlying these instruments include 12,675,463 Gelesis consideration shares for unexercised stock options and warrants.